SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2003

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On November 14, 2003, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), and Ositis Software, Inc., a California corporation (“Ositis”), consummated a merger (the “Merger”) whereby Ositis was merged with and into Riga Corp., a Delaware corporation and a wholly-owned subsidiary of Blue Coat (“Riga”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of October 28, 2003. Riga has survived the Merger as a wholly-owned subsidiary of Blue Coat.

Pursuant to the Merger Agreement, each issued and outstanding share of common stock of Ositis (“Ositis Common Stock”) was converted into the right to receive $0.04351 in cash and 0.01585 shares of common stock of Blue Coat (“Blue Coat Common Stock”). In addition, each warrant to purchase Ositis Common Stock outstanding at the time of the Merger was converted into a warrant exercisable for cash and shares of Blue Coat Common Stock using the exchange ratio listed above, and the associated exercise price was adjusted accordingly.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	FINANCIAL STATEMENTS

The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any such information is required, on a Form 8-K/A within 60 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(b)	PRO FORMA FINANCIAL INFORMATION.

The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, on a Form 8-K/A within 60 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(c)	EXHIBITS.

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 28, 2003, by and among Blue Coat Systems, Inc., Riga Corp., Ositis Software, Inc., Vilis Ositis and Liana Abele.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE:	November 26, 2003	By:	/s/ Robert Verheecke

Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 28, 2003, by and among Blue Coat Systems, Inc., Riga Corp., Ositis Software, Inc., Vilis Ositis and Liana Abele.